                                                                   Exhibit 10.8

                             COOPERATION AGREEMENT

This Cooperation Agreement ("Agreement") is made effective September 28, 1995 (the "Effective Date"), between CEMAX-ICON, Inc. ("CEMAX"), a California corporation, and HEWLETT-PACKARD COMPANY ("HP"), a California corporation.

WHEREAS HP desires to become, and is entering into this Agreement for the sole purpose of expediting the availability of CEMAX's existing products on HP platforms and becoming the OEM platform of choice for all CEMAX products, and is relying upon CEMAX entering into an OEM agreement with HP in furtherance of that objective;

WHEREAS CEMAX likewise desires to establish, and is entering into this Agreement with the intention of ensuring the availability of CEMAX products on HP platforms, establishing the HP platform as CEMAX's development platform, supporting HP as the preferred OEM partner for all of CEMAX products, and entering into an OEM agreement with HP; and

WHEREAS both HP and CEMAX recognize that making CEMAX's existing and upcoming products available for use on HP platforms as soon as possible is the critical objective.

NOW THEREFORE in consideration of the foregoing recitals and commitments contained herein, HP and CEMAX agree as follows:

1.     PORTING ENHANCEMENTS

1.1. CEMAX is in the business of developing and has developed diagnostic imaging/medical image networking software, as more particularly described in EXHIBIT A (the "Programs").

1.2. HP and CEMAX desire to have the Programs ported to run on the HP Series 9000 computer systems in all their supported configurations and with all associated peripherals (the "HP Products").

1.3. CEMAX shall port the Programs to the HP Products in accordance with the deliverables, specifications, development schedule, and other requirements contained in EXHIBIT A, using its best reasonable efforts to resolve any technical issues which might prevent CEMAX from complying with such development schedule.

1.4. In order to assist CEMAX in its porting obligations under this Agreement, HP shall provide access to HP Products in accordance with EXHIBIT B.

1.5. CEMAX shall make any releases, modifications, updates, upgrades, and error corrections, developed by CEMAX for the Programs ("Enhancements") commercially available on the HP Products no later than the date by which each such Enhancement is commercially available on CEMAX's present development platform, using best reasonable efforts to resolve any technical issues presented which might prevent CEMAX from meeting that date. However, any new CEMAX products ("Products") as well as any new versions of the Programs (those versions which contain new features and/or new functionalities) shall be made commercially available by CEMAX on the HP Products prior to, or at the same time as, the Products are made commercially available on any other unix or pc platform.

1.6. Except to the extent of any performance limiting features of an HP Product, all ported Programs and Enhancements shall perform on the HP Products with features, functionality, and speed no less than that of the performance of the Programs and Enhancements on competitive workstation platforms.

1.7. CEMAX will adapt all Programs and Enhancements to operate on object code compatible revisions, releases and successors to the HP Products, using best reasonable efforts to resolve any technical difficulties presented which might prevent CEMAX from fully complying with this provision.

1.8. CEMAX shall perform whatever tests are necessary and/or required in order to verify that the Programs, Products and Enhancements, as ported to the HP platforms in accordance with the requirements of this Agreement, meet their respective technical specifications as defined in Exhibit A, and meet all requirements for FDA testing. Only when the Programs, Enhancements and Products fully comply with their respective technical specifications may the performance tests and FDA testing

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      be commenced. HP shall be entitled to require written certification of such compliance. The performance tests, including FDA tests as required, will be conducted on each ported Program and Enhancement consistent with the criteria and procedures specified in EXHIBIT C, but in any event, in a manner and by means which are the same as those used to test the Programs which have already received FDA approval. When a Program or Enhancement successfully passes those tests, CEMAX shall deliver to HP a copy of the Program or Enhancement, together with the test results and all other deliverables required under this Agreement. With regard to FDA testing of the Programs and/or Enhancements, CEMAX represents that any and all 510K FDA filings with regard to these Programs and Enhancements for CEMAX's current development platform cover other UNIX-based platforms similar to the HP platform. Accordingly, it is expected that a minimal amount of FDA testing of these same products on the HP platform will be required.

1.9. For purposes of HP's right to obtain a refund of the monies paid to CEMAX pursuant to Subparagraphs 1a., b, and d of Exhibit D, each port shall be complete when the ported Program or Enhancement operates on the HP Products in accordance with sections 1.3 and 1.6 above. Accordingly, no FDA testing shall commence, and HP shall not be obligated to pay for such testing until each port is "complete" as defined herein.

1.10. Except as provided in section 1.4 above and in EXHIBIT D, CEMAX shall bear all costs and expenses with respect to performing its obligations under this Agreement.

2.     MARKETING

2.1. CEMAX shall be solely responsible for all marketing and distribution of Programs, Products, and their respective Enhancements. Subject to the provisions of paragraph 1.5, CEMAX shall market and distribute all Programs, Products and their respective Enhancements on the HP Products to the same extent and for the same duration as on comparable non-HP Platforms.

2.2. CEMAX shall promote all Programs, Products and their respective Enhancements in a commercially reasonable fashion. Such promotion shall include a statement in CEMAX's literature of the availability of the Programs, Products, and their respective Enhancements on the HP Products.

2.3. Except as expressly provided in this Agreement, neither HP nor CEMAX has made any promise or other representation regarding any Program or Enhancements, including with respect to the success of any Program or Enhancement in the marketplace.

2.4. Upon completion of the port of the Programs initially ported pursuant to sections 1.3, 1.8, and 1.9 above or earlier, HP and CEMAX intend to enter into an OEM agreement which, among other things, will address which provisions of this Agreement or the OEM agreement will take precedence.

3.     SUPPORT

3.1. CEMAX shall be solely responsible for all maintenance and support of Programs, Products and their respective Enhancements on the HP Products, which maintenance and support shall be at least equal to that which CEMAX provides on all other platforms. At a minimum, CEMAX shall:

      (a) Cure defects in the Programs, Products, and their respective Enhancements, and associated documentation pursuant to the requirements set forth in Exhibit C;

      (b) Maintain a telephone number for HP and end-users to call during CEMAX's business hours to report defects and to otherwise receive assistance; and

      (c) Coordinate problem resolution with HP when operational problems appear traceable to HP Products.

3.2. CEMAX and HP have designated, in EXHIBIT E, Account Managers to facilitate communication between CEMAX and HP. The Account Managers may be changed by either party upon notice to the other.

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

3.3. CEMAX shall support each Program, Product, and their respective Enhancements for three years after the date that CEMAX discontinues distributing the Program, Product, or their respective Enhancement on the HP Products.

4.     WARRANTY AND INDEMNITY

4.1.   CEMAX warrants that:

      (a) It has all rights necessary to perform this Agreement, without restriction; and

      (b) The Programs, Enhancements, and associated documentation and intellectual property do not, and as to the Products will not, violate or infringe any third party's intellectual property rights.

4.2. As used in this Agreement, the term "intellectual property" means all patents, tradenames, trade secrets, trademarks, service marks, copyrights, and other similar proprietary rights.

4.3. CEMAX shall defend at its sole expense any claim, suit, or proceeding brought against HP or end-users that any Program, Products, and their respective Enhancements, or associated documentation violates or infringes any third party's intellectual property right (collectively "Infringement Action"). HP shall give CEMAX the authority, information, and assistance (at CEMAX's expense) to defend the Infringement Action; however, CEMAX shall in no event have the authority to make any representations or enter into any settlements which would obligate HP, monetarily or otherwise. CEMAX shall pay all damages and costs awarded, as well as all legal fees, in any Infringement Action against HP or end-users. The foregoing shall not be deemed to in any way limit CEMAX's right and ability to modify the Program and/or Enhancement to be non-infringing but functionally equivalent, or to buy a license under the intellectual property right(s) infringed so that HP can continue to exercise its license unencumbered.

4.4. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS) ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS AND OBJECTIVES OF THIS AGREEMENT. THE FOREGOING EXCLUSION OF DAMAGES SHALL APPLY REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT, OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.     MISCELLANEOUS

5.1. All notices under this Agreement shall be in writing and shall be considered given as of twenty-four hours after sending by electronic means (such as telecopy) or by air courier service, or as of forty-eight hours after deposit in the U.S. Mail (certified, return receipt requested). All notices shall be sent to the respective Account Manager at the address listed in EXHIBIT E.

5.2. Neither party may, without the prior written consent of the other party, publicize or otherwise disclose the terms or existence of this Agreement to any third party.

5.3. Neither party shall assign or otherwise transfer any rights or responsibilities set forth in this Agreement.

5.4. The following Exhibits are fully incorporated in this Agreement by the first reference herein to each such Exhibit:

      (a) EXHIBIT A, the Programs, program Specifications, and Deliverables;

      (b) EXHIBIT B, Access to HP Products;

      (c) EXHIBIT C, Performance Criteria and Error Definitions;

      (d) EXHIBIT D, Payment Milestones; and

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

      (e) EXHIBIT E, Account Managers

5.5. The remedies contained in this Agreements are in addition to any other remedies available at law or in equity.

5.6. In order to achieve the mutually desired objectives stated within this Agreement, CEMAX and HP intend to enter into an OEM agreement for CEMAX's acquisition of HP platforms. CEMAX and HP agree to use all reasonable
      efforts to execute such OEM agreement within [ *          * ] of the
      execution date of this Agreement.

5.7. This Agreement represents the entire understanding and agreement between the parties as to the matters set forth. Any representation, promise, or condition not explicitly set forth in this Agreement shall not be binding on either party.

5.8. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of natural disaster, actions or decrees of governmental bodies or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected shall give written notice to the other party within thirty (30) days and shall do everything possible to resume performance. Upon receipt of such notice, this Agreement shall immediately be
      suspended. If the period of nonperformance exceeds [ *           * ] from
      the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement. However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration of such events, and HP's obligation to pay shall be correspondingly extended.

5.9. This Agreement may only be modified by a writing signed by authorized representatives of both CEMAX and HP.

5.10. This Agreement is made under and shall be construed in accordance with the laws of the State of California.

CEMAX:

By:

Typed Name:

Title:
HEWLETT-PACKARD COMPANY

By:

Typed Name:

Title:

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

                                   EXHIBIT A

               PROGRAMS, PROGRAM SPECIFICATIONS, AND DELIVERABLES

1.     PROGRAMS TO BE PORTED:
       [ *                                                RSNA DEMO:
                                                          Clinical View 1.3
                                                          QA Station 1.3
                                                          Archive Manager 2.0
                                                          Diagnostic View 1.3
                                     * ]
       PRODUCTS TO BE PORTED:
       [ *
                            * ]

      Notwithstanding the above, any given Program(s) may be substituted for another Program, deleted, or Programs may be added, to the extent both HP and Supplier mutually agree.

2.     PROGRAM SPECIFICATIONS:
       a.) Features              Per attached Product Data Sheets (See Attachment A).
       b.) Functionality         (Product Specifications for [ *      * ] and [ *          * ] are
       c.) Performance           currently not complete. CEMAX shall provide HP with the final product specifications for these products upon completion, which
                                 shall occur no later than [ *         * ].)
3.     DELIVERABLES:
       Software on 8mm tape or 4mm tape or CD             Clinical feedback (beta) tests)
       Software licenses interface                        Service documentation
       Necessary hardware                                 Operator's manuals
       Test and validation plans and results              DICOM 3.0 Conformance Statements
       Product release notes                              Marketing literature
       FDA, GMP, ISO 9000 documentation

4.     SCHEDULE OF DEVELOPMENT: Per attached "Schedule of Development"
      (Attachment B):

      -[*
                * ] Port of latest rev. to be
        complete and ready for FDA testing by [ *
              * ].
      [ *      * ] -- Port estimated to be complete by [ *       * ].

      [ *
       * ], referenced in "Programs to be Ported" above, shall be available for purposes of demonstration at the RSNA show in November, 1995. The Programs shall demonstrate features, functionality, and performance at least equivalent to that demonstrated by the same Programs on CEMAX's existing development platform. HP recognizes that this level of completion may not be possible if and to the extent HP fails to provide CEMAX with the necessary HP platforms and engineering support, as set forth in this Agreement, within a period of time sufficient to complete the port.

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

                                   EXHIBIT B

                                  HP RESOURCES

1. To assist CEMAX in its porting obligations under the Agreement, HP will [ * * ] CEMAX the following HP products; [ *






                                                                          * ]

     Products"); in accordance with the terms and conditions of HP's Equipment [ * * ] Agreement.

2.   HP shall provide a maximum of [ *     * ]-months of technical consulting to
     assist CEMAX with regard to the RSNA port with the understanding and requirement that:

     a.   any such assistance shall be provided by H.P. and be utilized by CEMAX
        by [ *          * ].

     b. any such assistance which requires the use of or access to HP confidential information, such as HPUX source code will be performed only by such HP technical consultant.

     c. any services performed by such HP technical consultant will be limited to those which do not require access to CEMAX confidential information and can be performed by any consultant not having more than three (3) years of general practical experience.

3.   HP shall provide a technical/engineering resource to aid CEMAX in
     completing [ *     * ] and [ * * ] Interface Drivers.

4. On completion by CEMAX of all ports in accordance with this Agreement, HP will transfer HP's rights, title and interest in the HP products identified above, to CEMAX.

                                   EXHIBIT C

                   PERFORMANCE CRITERIA AND ERROR DEFINITIONS

1.   PERFORMANCE CRITERIA:

                        Per attached Product Data Sheets

2.   TEST PROCEDURES:

     Since CEMAX is the manufacturer by FDA definition, CEMAX shall use and follow the processes already in place and successfully used for the porting, validation and FDA testing for those Programs which received Pre-market clearance from the FDA pursuant to section 510K of the Food, Cosmetics and Drug Act.

3.   ERROR DEFINITIONS:

     (a) SEVERITY 1 ERROR - Produces an emergency situation in which the Program or Enhancement is unusable: produces incorrect results; loses information or data; or fails catastrophically in response to internal errors, use errors, or incorrect input files.

     (b) SEVERITY 2 ERROR - Produces a detrimental or serious situation in which performance (throughput and response) of the Program or Enhancement degrades such that there is a severe impact on use; the Program or Enhancement is usable but incomplete; one or more commands or functions are inoperable; or the use of the Program or Enhancement is otherwise significantly impacted.

     (c) SEVERITY 3 ERROR - Produces an inconvenient situation in which the Program or Enhancement is usable but does not provide a function in the most convenient or expeditious manner, and the use of the Program or Enhancement suffers little or no significant impact.

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     (d)  SEVERITY 4 ERROR - Produces a notice situation in which the use of the
        Program or Enhancement is affected in some way which is correctable by a temporary documentation change or workarounds to be permanently corrected in the next scheduled release.

4.   PROCEDURE FOR REMEDYING ERRORS:

     Severity 1 and 2 errors: A corrective action plan within [ *     * ] of the
     problem report, a daily progress report and every reasonable effort made to resolve the issue as soon as possible.

     Severity 3 and 4 errors: A corrective action plan within [ *            * ]
     and to use best efforts to eliminate all defects within a reasonable time.

                                   EXHIBIT D

                               PAYMENT MILESTONES

1. In consideration for CEMAX's performance of the Agreement, HP shall pay CEMAX the amounts specified below:

     (a)  [ *       * ] man-months of dedicated on-site technical consulting and project administration (i.e. dedicated solely to this project) at a cost
        to HP of [ *          * ] for completion of the port of all Programs.

     (b)  Design and fabrication of the [ *               * ] and software and
        firmware at an aggregate cost to HP of [ *            * ].

     (c) Based upon Cemax's representation that no previously conducted FDA testing may be utilized in connection with the testing and qualification of the subject Programs, HP agrees to reimburse Cemax for costs incurred for the FDA testing and qualification for these Programs provided that
        the cost to HP shall not exceed [ *         * ]. HP shall be entitled to
        audit whatever records are necessary for HP to verify such cost.

     (d)  Re-write the manuals for all Programs at an aggregate cost to HP of
        [ *            * ].

     (e)  HP agrees to fund an engineering resource to expedite the port of
        [ *         * ] Product at a cost of [ *             * ].

     (f) HP agrees to pay for [ * * ] support of software licenses transferred from CEMAX's present development platform to Hewlett Packard platform at
        a cost to HP of [ *          * ].

2.   In the event CEMAX fails to perform its obligations under Exhibit A,
     despite best reasonable efforts, of the Agreement by [ *           * ],
     CEMAX shall immediately refund to HP a negotiated sum based on percentage of Programs ported and available for sale. Such refund shall be reduced to reflect the extent to which any such failure was caused by HP.

3.   In the event CEMAX fails to perform its obligations under Exhibit A,
     despite best reasonable efforts, of the Agreement by [ *       * ], CEMAX
     shall immediately refund to HP a negotiated sum based on percentage of Products ported and available for sale. Such refund shall be reduced to reflect the extent to which any such failure was caused by HP>

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

                                   EXHIBIT E

                                ACCOUNT MANAGERS

                           CEMAX                                             HP
             ----------------------------------              ----------------------------------
Name:        Jean-Luc Chatelain                 Name:        Dan Berg
Title:       V.P., Engineering                  Title:       Account Manager
Address:     47281 Mission Falls Court          Address:     2025 West Larpenteur
             Fremont, CA 94539                               St. Paul, MN 55113-5598
Telephone:   (510) 770-8612, Ext. 3376          Telephone:   (612) 641-9638
Fax:         (510) 770-8555                     Fax:         (612) 641-9737

                               ACCOUNTING CONTACT

                            CEMAX                                             HP
             ------------------------------------              --------------------------------
Name:        Greg Patti                           Name:        Holly Aprahamian
Title:       V.P., Finance                        Title:       Sr. Contracts Specialist
Address:     47281 Mission Falls Court            Address:     300 Apollo Drive
             Fremont, CA 94539                                 Chelmsford, MA 01824
Telephone:   (510) 770-8612, Ext. 3333            Telephone:   (508) 436-5172
Fax:         (510) 770-8555                       Fax:         (508) 436-5177

                                                                   Exhibit 10.11


                         PURCHASE AGREEMENT NO. 900000

     This Agreement is made this 15th day of May, 1995 between GE Medical Systems business including corporate affiliates worldwide ("Buyer") and CEMAX Inc. ("Seller").

     Whereas Buyer wishes to have Seller use its expertise to manufacture products for Buyer in accordance with the following requirements of Buyer:

     - Purchase Specification (2127534PSP, Revision 1, May 8, 1995) attached to this Agreement as Attachment A.

     Now therefore Seller and Buyer agree as follows:

1.   INTRODUCTION

     (a) SCOPE. This Agreement including all attachments states the terms on which Seller will sell to Buyer software applications and hardware interfaces ("Products") which will be manufactured in strict compliance with Attachment A. Buyer and Seller agree that Buyer will sell single monitor personal computer based products which may perform some of the functions of Products supplied by the Seller. The parties agree that those products are not part of this Agreement.

     (b) DOCUMENTS. If a conflict exists between this Agreement and its attachments, the order of precedence will be:

        1.   This Agreement
        2.   Attachment E (Proprietary Information & Confidentiality)
        3.   Attachment A (Purchase Specification)
        4.   Attachment C (Patent Indemnity)
        5.   Attachment D (Product(s) Cost and Lead Time)
        6.   Attachment F (Buyer's Standard Purchase Order)

     (c) CHANGES. The parties may modify this Agreement as it applies to a specific purchase order release as long as the modification is in writing and signed by both parties.

2.   TERM

     (a)  INITIAL TERM.  The term of this Agreement is from May 15, 1995 through
        [ *      * ].

     (b) EXTENSIONS. If Buyer and Seller mutually agree, this Agreement can be extended for 1 year periods. Buyer must notify Seller in writing of its intention to extend the term by January 31st, of any terminating year.

     (c) EXCLUSIVITY. If Seller meets the pricing, delivery, and quality requirements defined in this agreement and its attachments, Buyer agrees not to purchase Products, as defined in Attachment A, from a source
        other than the Seller until at least [*        *]. However, at any time
        during the term of this agreement, the Buyer retains the right to internally develop and sell a competing product.

3.   SPECIAL CONDITIONS

     (a)  Buyer and Seller agree to the terms of Attachment C, "Patent
        Indemnity".

     (b) Buyer and Seller agree to the terms of Attachment E, "Proprietary Information and Confidentiality" for the term of this agreement and three years after termination.

     (c) Buyer and Seller agree to the terms of Attachment D, "Product(s) Cost And Lead Time".

     (d) Seller acknowledges that Buyer and Seller are in the same business and that Buyer is capable of developing like Product(s). Seller agrees to hold Buyer harmless, if Buyer develops like Product(s), according to Attachment A, in the future.

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4.   PRICING

     (a) SOFTWARE. The prices include a paid-up worldwide license for Buyer and its customers to use in the operation, maintenance and repair of the Products any related software which is furnished to purchasers of the Products. Buyer and Seller agree that over time features will be added to Products and even though Seller's part numbers may change the pricing will be as defined in Attachment D.

        Seller agrees to implement a process within 2 weeks of signing this agreement which provides Buyer the capability of generating software licenses by remote log-in on a 24 hour basis.

        As new revisions of Products are developed by adding features and/or problem solutions, Seller agrees to provide those upgrades [ *
             * ] to Buyer for those Products which Buyer has purchased, in order for Buyer to implement a "Field Upgrade". Seller agrees to provide those upgrades using the same License Number which was originally issued.

     (b) COST REDUCTIONS. Buyer and Seller will have a goal to achieve reductions in Product cost by utilizing cost-effective design, lower cost components that use new technology, productivity improvements, and automation of the main manufacturing process.

5.   PRODUCT ROAD MAP AND FIELD UPGRADES

     (a) PRICING. Buyer and Seller agree that as Seller develops and issues additional revisions of Products pricing defined in Attachment D.

6.   PURCHASE ORDER RELEASES

     (a) CONTENTS. Purchase order releases for Products, spare parts and service tools may consist of hard copies of Attachment F, electronic messages as set forth in Article 15 or other written communications from Buyer which state specific delivery requirements. Specific delivery dates will be confirmed in writing by Seller. The releases will be processed as follows:

        (i) Buyer will issue individual purchase order releases which reference the number of this Agreement and state delivery dates and quantities to be released for delivery within the lead times specified in Attachment D. Regardless of form, every purchase order release will be deemed to include Buyer's Standard Conditions of Purchase located on Attachment F.

        (ii) The shipping documents prepared by Seller will reference the applicable purchase order release number. The return goods (RG) number will also be referenced on spare repairs.

        (iii) As Buyer's business requirements are further defined, it may change the quantities and delivery dates on individual purchase order releases without penalty as long as Buyer notifies Seller of the changes in accordance with the lead times specified on Attachments D.

        (iv) No individual purchase order release will be binding upon Seller unless and until accepted in writing by Seller, but such acceptance will not be unreasonably withheld.

7.   DOCUMENTATION

     (a) CUSTOMER COPIES. Seller will deliver two hard copies and two soft copies of User Manual and Service Manual containing necessary information for initial set-up and operation of the Product(s) with each product release. Seller agrees that Buyer will have the right to duplicate, microfiche, or electronically copy and/or modify in whole or part any documentation provided for the purpose of distribution to Buyer's customers and service personnel.

     (b) BUYER'S COPY. Seller will deliver to the Buyer [ ** ] copies of Field Diagnostics/Service Manuals to support maintenance which is limited to Field Replaceable Unit (FRU's).

     (c) REVISION CONTROL. Seller will maintain master documentation for all product manuals; Buyer may purchase additional copies of the User Manuals or Field Diagnostics/Service Manuals from the

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

        Seller. If changes to any Manuals are required, Seller will update the master documentation and provide to the Buyer change pages in support of those manuals previously delivered, for which the changes apply.

8.   TRAINING

     For every [ ** ] Software Licenses purchased by Buyer, Seller agrees to provide one Service, applications, or "application train the trainer" class free of charge to buyer's personnel or customers. For every major software release, Seller agrees to provide one application training class to Buyer's personnel or customers. Training will be held at Seller's facility. Each class to accommodate a maximum of 6 students. Additional training sessions can be arranged at the expense of the Buyer. Travel costs for attendees will be at the responsibility of the Buyer.

9.   TESTING AND SERVICE CAPABILITY

     (a) TESTING. Testing Plans and procedures will be standardized based on Sellers manufacturing plan for test of the repaired product and spare items, consistent with best commercial practice.

     (b) DURATION. Seller will provide standard commercial support for [ ** ] years from the date of shipment of the last Product(s).

10. TRANSPORTATION

     Seller will make shipments according to the terms below for shipments from Seller's loading dock to Buyer's loading dock. Additional terms relating to transportation, insurance, risk of loss and title are contained in Attachment F.

     1) For all Product(s) less than 150 pounds, Seller will ship Federal Express using Buyers in-bound account number 0532-00109.

     2) For all Product(s) greater than 150 pounds, Seller will ship Burlington Express collect.

     3) For Product(s) requiring an "air-cushioned ride", Buyer and Seller will work together to arrange for such.

11. INVOICES/PAYMENT

     (a) CONTENTS. Seller's invoices will contain at least the purchase order release number, item number on the release, invoice quantity, unit of measure, unit price and total invoice amount.

     (b) PAYMENT. If an invoice is consistent with this Agreement, Buyer will settle the invoice within 30 calendar days after receiving both the proof of shipment and the invoice. Seller agrees to invoice once at the end of each month for the number of licenses Buyer ships during that month.

12. WARRANTY/REPAIR

     (a) TERMS. The terms of Seller's warranty for hardware purchases are [ ** ] months from installation at customer site or [ ** ] months from delivery, whichever is earliest.

     (b) NO NOTICE. Buyer may return in-warranty and out-of-warranty defective Products without providing advance notice to Seller.

     (c) FREIGHT/RISK OF LOSS. A defective item will be returned to Seller's facility or authorized service center with transportation charges paid by Seller. Risk of loss passes to Seller when the item is delivered to the carrier.

     (d) REPAIR. Unless Buyer elects to return a warranty item for credit only, Seller will test and repair or replace any returned defective item within 14 calendar days after receiving it or such shorter time

                                       187
CONFIDENTIAL TREATMENT REQUESTED
        agreed on by Buyer and Seller. Items under warranty will be repaired at no cost to Buyer, and items out-of-warranty will be repaired at the prices listed in Attachment D.

     (e) CREDIT. Seller will promptly credit Buyer for any payment Buyer made for an item which becomes defective during the warranty period and is not repaired or replaced under warranty. Buyer may elect to take such credit on any open invoices of Seller.

13. PERFORMANCE MEASUREMENTS

     HARDWARE:

     (a)  PRODUCT QUALITY.  (i)   The quality goal for all Products is a
        rejection rate of [ * * ] parts per million [ *   * ]. This rate will be
        calculated monthly by Buyer for each Product received as one million multiplied by a quotient (1) whose numerator is the quantity of Product rejected due to any nonconformity with mutually agreed upon specifications and acceptance criteria and (2) whose denominator is the total quantity of a Product received by Buyer during a rolling 3 or 12 month period.

     (ii) If the rejection rate for a Product exceeds [ * * ] parts per million [ * * ], Seller will at Buyer's request submit a written corrective action plan which at a minimum contains an analysis of the first root cause(s) and specific actions taken or planned to correct the problem.

     (b)  DELIVERY.  (i)   The delivery goal for all Products is [ * * ] on-time
        delivery. This rate will be calculated periodically by Buyer as the number of deliveries during a rolling 3 month period which arrive at their destination point within 7 calendar days prior to the scheduled delivery date divided by the total number of deliveries during the same period.

        (ii) If on-time delivery falls below [ * * ] and the trend is negative, Buyer and Seller will hold discussions to develop a corrective action plan.

     SOFTWARE:

     (a) PRODUCT QUALITY. The quality goal for all software Product(s) and intermediate deliverables as identified in the Purchase Specification is zero defects.

     (b) For software that SELLER makes available to BUYER, SELLER commits to BUYER to support software with new releases, as needed, in order to respond to problem reports and bugs per Article 13, Paragraph C, of this Software section.

     (c) BUYER shall categorize reports of software problems into five severity levels as follows:

        1) Catastrophic and unrecoverable. No work-around. Causes total system failure or unrecoverable data loss. Example system crash or lost data.

        2) Seriously impaired function. Possible work-around. System is usable but use is unsatisfactory for clinical use. Example: can't use major product function.

        3) Non critical impaired function. Satisfactory work-around. Could be placed in clinical use if documented, but will cause some user dissatisfaction. Example: user data must be modified to work.

        4) Minor. Work-around exists, or if not, functional impairment is slight. Could be placed in clinical use. Most users would be unaware of impairment or would be slightly dissatisfied. Example: error messages aren't very clear.

        5) Very minor. Example: bad layout or misuse of grammar in documentation.

     (d) RELEASE FOR EVALUATION: For software Product(s), SELLER shall conduct a formal test process (hereinafter referred to as the "Quality Assurance" test) prior to release to BUYER for evaluation.

CONFIDENTIAL TREATMENT REQUESTED

        The content of the Quality Assurance test plan will be agreed upon by the Buyer and Seller. The Quality Assurance test shall be conducted entirely by SELLER's personnel, at SELLER's premises, but may be witnessed on request, by BUYER's personnel. To aid Seller in the design of its internal test process, Buyer agrees to provide to Seller the software test procedures Buyer uses to evaluate software purchased from Seller. Seller shall record all problems encountered during the Quality Assurance test and prioritize them for correction using the categories listed in Article 13.c.

        Seller agrees not to release a software Product to the Buyer for evaluation unless the results of its Quality Assurance test indicate there are no Severity 1 problems and a corrective action plan exists for Severity 2 problems.

     (e) QUALITY CRITERIA FOR SOFTWARE PRODUCTS RELEASED TO BUYER FOR EVALUATION. On receipt of Quality Assurance tested software Product, BUYER can at it's option conduct acceptance testing (hereinafter referred to as the "Beta" test), at BUYER's or BUYER's customers' sites, in order to qualify the Product(s) for acceptance. Any deficiencies noted during the Beta test shall be recorded and prioritized using the categories listed in Article 13.3. The Product release will be acceptable if Buyer's Beta test results in five (5) or fewer Severity 1 and 2 problems.

     (f) FINAL RELEASE FOR CUSTOMER SHIPMENT. Before release to Buyer for ongoing shipment to end use customers, SELLER shall conduct its Quality Assurance test prior to first shipment of the final version of the Product. Seller shall record all problems encountered during the Quality Assurance test and prioritize them for correction using the categories listed in Article 13.c.

        Seller agrees not to release a software Product to the Buyer for shipment to end use customers unless the results of its Quality Assurance test indicate there are no Severity 1 or 2 problems and a corrective action plan exists for Severity 3 through 5 problems.

     (g) QUALITY CRITERIA FOR SOFTWARE PRODUCTS RELEASED TO BUYER FOR SHIPMENT TO END USE CUSTOMERS. On receipt of Quality Assurance tested software Product, BUYER can at it's option conduct acceptance testing, at BUYER's or BUYER's customers' sites, in order to qualify the Product(s) for acceptance. Any deficiencies noted during this evaluation test shall be recorded and prioritized using the categories listed in Article 13.c. The Product release will be acceptable if Buyer's test results in zero
        (0) Severity 1 and 2 problems and a corrective action plan is received for Severity 3, 4, and 5 problems.

     (h) RESPONSE TO FIELD PROBLEMS: After Products have been released to end use customers for either Beta testing or as a final released product and problems are reported to the Seller, Seller agrees to the following corrective action protocol:

        SEVERITY 1 AND 2 PROBLEMS:  a corrective action plan within [ *   * ] of
        the problem report, a daily progress report and every reasonable effort made to resolve the issue and provide to BUYER a validated bug fix release as soon as possible.

        SEVERITY 3, 4 AND 5 PROBLEMS: a corrective action plan in accordance with BUYER's priorities, and to use its best efforts to eliminate all defects against Product(s) "Purchase Specification" by the date specified for each product release in Attachment A of this agreement or in a reasonable time frame.

     (i) PROBLEM REPORTING METHOD: BUYER and SELLER agree to use DDTS as the mutually agreed upon method for tracking and resolving software problems.

14. REGULATORY COMPLIANCE

     (a)  The Product(s) shall comply with applicable FDA and FCC regulations.

     (b)  Seller agrees to achieve ISO [ * * ] registration by [ *       * ] and
        maintain that registration on an ongoing basis.

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

15. CHANGES IN PURCHASE SPECIFICATIONS

     (a) PROCESS. Buyer or Seller may propose changes in Attachment A by submitting proposed changes to the other party's contract manager. If Buyer is proposing the changes, it will identify those changes which it deems mandatory to make the Product(s) suitable for its use and Seller will respond in writing to Buyer's contract manager within 30 calendar days with the following information:

        (i)   Lead time required to implement proposed changes.

        (ii)  Impact of proposed changes on pricing of Product, parts and tools.

        (iii) Impact of proposed changes on scrap material and work in process.

        (iv) Non-recurring engineering charges to implement proposed changes.

     Within no more than 30 calendar days after Buyer receives Seller's response to Buyer's proposed changes or receives the changes proposed by Seller, the parties will begin negotiations to agree on the changes to Attachment A and any related changes to price and delivery schedules.

     (b) BUYER APPROVAL. After Buyer has accepted the first unit of Product, Seller may not make any engineering change to the Product affecting form, fit, function, reliability, serviceability, performance, functional interchange ability or interface capability without obtaining Buyer's written approval at least 60 calendar days before the change is implemented.

     (c) COST REDUCTION. If Buyer or Seller proposes a change which reduces Seller's costs of providing an item to Buyer, Buyer and Seller will negotiate a revised price on items incorporating the change, which will distribute the cost savings between Buyer and Seller.

16. ELECTRONIC DATA INTERCHANGE

     (a) ACCESS. Buyer may, at its sole discretion, permit Seller to have on-line access to designated computer systems of Buyer in order to facilitate Seller's ability to perform its obligations under this Agreement. If such access is granted, Seller will give Buyer the names of Seller's employees who will have access to Buyer's computer systems, and Buyer will provide a separate user identification code for each person. Seller will at its own expense provide and maintain any hardware, telecommunications services and software not furnished by Buyer which are needed to communicate reliably with Buyer's computer systems. Buyer may terminate Seller's access to Buyer's computer network at any time.

     (b) USE RESTRICTIONS. Seller will ensure that (i) computer access is limited to its employees with a legitimate business need, and (ii) its employees with access agree to keep any information so obtained strictly confidential, to use such information only to perform Seller's contract obligations to Buyer, and to cease accessing Buyer's computer systems when no longer requirement to perform work under this Agreement. Seller will promptly notify Buyer if it becomes aware of any unauthorized access to Buyer's computer systems or unauthorized use of the information on the systems.

     (c) LEGAL EFFECT. Any document properly transmitted by computer access will be considered a writing in connection with this Agreement. Electronic documents will be considered signed by a party if they contain an agreed upon electronic identification symbol or code. Electronic documents will be deemed received by a party when accessible by the recipient on the computer system.

17. TERMINATION

     (a)  MARKET CONDITIONS.  Buyer may cancel any open hardware purchase order
        release in whole or in part upon [ *             * ] written notice to
        Seller, if Buyer determines that its market for Products does not support the quantities it has ordered from Seller. Buyer may cancel any
        open software purchase order release in whole or in part [ *        * ].

CONFIDENTIAL TREATMENT REQUESTED

     (b) SELLER'S BREACH. If Seller materially breaches this Agreement in whole or in part, upon written notice to Seller, and if Seller fails to correct the breach within 90 calendar days after receiving notice, Buyer may then terminate this Agreement without liability except for the price of any items previously delivered and accepted by Buyer. A material breach includes without limitation failure to comply with Attachment A, the Quality Requirements specified in Article 13 of this agreement, or delivery schedules.

18. DISPUTE RESOLUTION

     If a dispute arises between the parties which cannot be resolved by negotiation, Buyer and Seller agree to participate in at least four hours of mediation before pursuing any other legal remedies such as commencing litigation. The mediation shall be conducted by the Milwaukee office of United States Arbitration & Mediation, Inc. or another mutually acceptable service with the costs of the mediator equally split by the parties. Mediation involves each side of a dispute sitting down with an impartial person to attempt to reach a voluntary settlement, with no formal court procedures or rules of evidence and with the mediator having no power to render a binding decision or force an agreement on the parties.

19. CONTRACT MANAGER/NOTICES

     (a) MANAGERS. Each party will appoint a contract manager as the point of contact for all matters relating to performance of this Agreement.

     (b) ADDRESSES. Any notice required under this Agreement will be sent by fax or first-class mail to:

    Buyer        GE Medical Systems
                 P.O. Box 414
                 Milwaukee, WI 53201
                 Attention: Greg Sinner, W-732
                 Fax: 414-544-3293
    Seller       CEMAX Inc.
                 47281 Mission Falls Ct.
                 Fremont, CA 94539
                 Attention: Bruce Olson
                 Fax: 510-770-8555

20. GENERAL MATTERS

     (a) The relationship between Buyer and Seller is that of independent contractors. Neither party will do anything which has the effect of creating an obligation by the other party to a third party. If one party breaches this commitment, it indemnifies the other party for all damages and costs the injured party incurs which arise from the breach.

     (b) Seller will not issue any press release, use any of Buyer's products or its name in promotional activity, or otherwise publicly announce or comment on this Agreement without Buyer's prior written consent.

     (c) This Agreement becomes effective when it is signed by an authorized representative of each party. It may later be modified only by a writing signed by the contract managers for both parties.

CEMAX Inc.                                       GENERAL ELECTRIC COMPANY
By                                               By
Title                                            Title
Date                                             Date
By                                               By
Title                                            Title
Date                                             Date

           (LOGO)G

      GE MEDICAL SYSTEMS                       WORKSTATIONS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                             GE COMPANY PROPRIETARY

                                   2127534PSP
                                  ATTACHMENT A
    ------------------------------------------------------------------------
                       WORKSTATION PURCHASE SPECIFICATION
                        FOR NETWORK PRODUCTS & SERVICES

                                                            Author: Sharon Works

                                                             Revision: Rev 1
                                                              Date: 8-May-95

- --------------------------------------------------------------------------------

- ----------
- --------------------------------------------------------------------------------
- ----------
- --------------------------------------------------------------------------------

DATE:                   8-May-95

REVISION NUMBER:        Rev 1

SOFTWARE RELEASE NUMBER:n/a

PERSON UPDATING
DOCUMENT:               Sharon Works

SOFTWARE SETS AFFECTED:

SECTIONS CHANGED:            BRIEF DESCRIPTION OF CHANGES:

     Section 1          INTRODUCTION
                        Referenced Purchase Agreement number

     Section 2.2.1      PORTABLE
                        Should be solaris 2.4 not 4.2

     Section 2.3.3.3    CAMERA SUPPORT
                        Shall support new Kodak and Dupont cameras for 14x17 Laser Film

     Section 2.10       PRODUCT ROADMAP
                        Updated schedule

     Section 2.10.2     RELEASE 1.3
                        Updated 1.3 content

DATE:                   8-May-95

REVISION NUMBER:        Rev 1

SOFTWARE RELEASE NUMBER:n/a

PERSON UPDATING
DOCUMENT:               Sharon Works

SOFTWARE SETS AFFECTED:

SECTIONS CHANGED:       BRIEF DESCRIPTION OF CHANGES:

Issues addressed in Vendor's Response; Exception List, Rev. 0.3.1, GE's Response to CEMAX Exception List Rev. 0.3.1 and new developments are addressed in the sections listed below

     Section 2.2.1      PORTABLE
                        Vendor will support [ * * ] display boards (single SBUS slots) for 1K and 2K monitors (based on availability).

     Section 2.2.3      LICENSE AND LICENSING PROCEDURE
                        License will be tied to Host ID and will be valid through release 2.99.

     Section 2.2.5      PERFORMANCE
                        Performance for release 1.0 will be measured against vendor's qualified configuration. Some performance specifications for release [ ** ] are defined.

     Section 2.3.1.1.1  DISPLAY FUNCTIONALITY
                        The set criteria for auto delete is first in first out.

     Section 2.3.1.1.3  DICOM 3.0 CONFORMANCE
                        Release 1.0 will support Merge [ ** ] protocol. Postpone support of Merge [ ** ] box until [ ** ]. Remove request for DICOM 3.0 Q/R SCP.

     Section 2.3.2.1    DISPLAY FUNCTIONALITY
                        The set criteria for auto delete is first in first out.

     Section 2.3.2.3    DICOM 3.0 CONFORMANCE
                        Release 1.0 will support Merge [ ** ] protocol. Postpone support of Merge [ ** ] box until 1.x. Remove request for DICOM 3.0 Q/R SCP.

     Section 2.3.3.1    FILMING FUNCTIONALITY
                        Moved list of Camera/Auxiliary Device to section 2.3.3.3 Camera Support.

     Section 2.3.3.2    CAMERA SUPPORT (NEW SECTION)
                        Updated list to include DuPont cameras and new 3M camera Removed Agfa and Konica cameras from list. Added request for camera validation and configuration information. Added procedure to validate unvalidated cameras in "clinical" environment.

     Section 2.4.1      SERVICE TOOLS
                        Added note that this will be revisited and addressed in release [ ** ].

     Section 2.4.2      SERVICE SUPPORT
                        Added detail to the level of Service Support expected.

     Section 2.5.1      REGULATORY APPROVALS AND PROCESS REQUIREMENTS

                        Vendor shall receive ISO [ * * ] certification by [ *
                           * ] GE will upon request make information
                        pertaining to how certain standards apply to vendor.

     Section 2.5.2      HARDWARE DESIGN REQUIREMENTS
                        Per conversation between Safety and Regulatory and vendor, nothing needed to be changed.

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CONFIDENTIAL TREATMENT REQUESTED

     Section 2.5.3.1    OPERATOR INTERFACE
                        Localization will be supported in release [*]. Details discussed in section [ ** ] Release [*].

     Section 2.5.3.2    CLINICAL MEASUREMENTS AND CALCULATIONS
                        Analytic tools; only 2D measurement and 2D angle will be supported in version [*].

     Section 2.5.3.3    PATIENT FILE MANAGEMENT
                        Unsuccessful transfers are indicated no successful transfers.

     Section 2.5.4      REFERENCED DOCUMENTATION AND STANDARDS
                        Documents shall be available upon request.

     Section 2.7.1      FDA, GMP, ISO 9000 DOCUMENTATION
                        ISO 9000 documentation shall be provided to GE by
                        [ *         * ].

     Section 2.7.2      SERVICE DOCUMENTATION
                        Added statement that documentation shall be based on vendor's standard configuration.

     Section 2.7.2.1    REQUIRED DOCUMENTATION CONTENT
                        Added statement "if applicable".

     Section 2.7.2.3    OTHER REQUIREMENTS
                        Documentation shall be in FrameMaker 4.0 or greater.

     Section 2.7.3      OPERATOR'S MANUAL
                        Added statement that documentation shall be based on vendor's standard configuration.

     Section 2.7.3.1    REQUIRED DOCUMENTATION CONTENT
                        Added statement "if applicable".

     Section 2.10       PRODUCT ROADMAP
                        Schedule includes a quick follow on release (release 1.x) to release 1.0 and dates for alpha, beta, and fcs releases of [*].

     Section 2.10.2     RELEASE 1.X (NEW SECTION)
                        Added features for release 1.x [ *        * ].

     Section 2.10.2     RELEASE 2.0 (CHANGED TO SECTION 2.10.3)
                        Section 2.10.2 is now Release [*].

     Section 2.10.3     RELEASE 2.0 (FORMER SECTION 2.10.2)
                        Items have been added and subtracted from release [*].

     Section 2.10.4     RELEASE X.X (FORMER SECTION 2.10.3)

     Section 4.4        WARRANTY
                        References the Purchase agreement document.

                                  OPEN ISSUES:

SECTION:     PERSON RESP:     RESOLUTION DATE:            BRIEF DESCRIPTION OF ISSUE:
- --------     ------------     ----------------     -----------------------------------------
2.10         Sharon Works       4/7/95             Agree on Schedule and release of contents

                                       196
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